EXHIBIT 21.1

LIST OF SUBSIDIARIES

Carabunga.com. Inc.
Direct Alliance Corporation
Global One Insurance Company (name change from Global One Captive Insurance Company)
Global One Colorado, Inc.
Newgen Results Corporation
Percepta Holdings, Inc.
Percepta, LLC
TeleTech@Home, Inc.
TeleTech Customer Care Management (CA), LLC
TeleTech Customer Care Management (CO), LLC
OnDemand, LLC
TeleTech Loan Services, LLC
InCulture, LLC
TeleTech Customer Care Management (WV), Inc.
TeleTech Customer Services, Inc.
TeleTech Facilities Management (Postal Customer Support), Inc.
TeleTech Financial Services Management, LLC
TeleTech Government Solutions, LLC
TeleTech International Holdings, Inc.
TeleTech Services Corporation
TeleTech South America Holdings, Inc.
TeleTech Stockton, LLC
TTEC Nevada, Inc.
Customer Solutions Mauritius
Finsource, Inc.
TeleTech Financial Solutions Pty Ltd.
Percepta Philippines, Inc.
Sevtoy PTY Limited
TeleTech Asia Limited
TeleTech (Hong Kong) Limited
TeleTech Customer Care Management Philippines, Inc.
TeleTech Customer Management Pte. Ltd.
TeleTech Korea, Ltd.
TeleTech New Zealand
TT Interaction Management SDN. BHD
Newgen Results Canada, Ltd.
Percepta, ULC
TeleTech Canada, Inc.
TeleTech Services (India) Ltd.
TeleTech Offshore Investments, BV
Percepta Germany GmbH
Percepta UK Limited
TeleTech UK Ltd.
TeleTech Customer Care Management (Ireland) Limited
TeleTech Customer Services Spain S.L.
TeleTech Europe BV
TeleTech Germany GmbH
TeleTech International Pty Ltd.
TT International C.V.
Apoyo Empresarial de Servicios, S. de R.L. de C.V.
Comlink, S.A.
Servicios SSI Integrales
Servicios y Administraciones de Bajio S. de R.L. de C.V.
TeleTech Argentina S.A.
TeleTech Brasil Servicios De Informatica Ltda
TeleTech Mexico, S.A. de C.V.
TeleTech Venezuela, C.A.
TeleTech Customer Care Management Costa Rica, S.A.